SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 16, 2011 (February 15, 2011)

NATIONAL HEALTH INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129

(Address of principal executive offices)

(615) 890-9100

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

           (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

          (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(c) Newly Appointed Executive Officer

On February 15, 2011, the Compensation Committee of the Board of Directors of National Health Investors, Inc. appointed J. Justin Hutchens as President and Chief Executive Officer of the Company.  Mr. Hutchens currently serves as President and Chief Operating Officer.  As part of the finalization of a two year transition, W. Andrew Adams will step down as Chief Executive Officer, but will remain as the Chairman of the Board of Directors.  In addition, the Consulting Agreement between the Company and Mr. Adams will be terminated effective March 1, 2011.  A press release regarding the announcement is attached as Exhibit 99.1.

(e)  Compensatory Arrangements of Certain Officers

Long –Term Incentive Grants

In connection with the Company’s 2010 performance, on February 15, 2011, the Compensation Committee granted stock options to certain executive officers, which options will be priced based on the closing price of the Company’s common stock on February 25, 2011 and have a five year term.  Mr. Hutchens’ options are fully vested upon the date of grant.  Mr. Hopkins’ and Ms. Gaines’ options vested 1/3 on the date of grant and 1/3 on each of first and second anniversary of the date of grant.

Named Executive Officer                                     Option Grant

J. Justin Hutchens                                                       100,000

Roger Hopkins                                                              50,000

Kristin S. Gaines                                                           50,000

2011 Base Salaries

The Compensation Committee approved the following base salaries for the Named Executive Officers for 2011:

Named Executive Officer                                   2011 Base Salary

Justin Hutchens                                                          380,000

Roger Hopkins                                                           250,000

Kristin S. Gaines                                                        135,000

2010 Bonuses and 2011 Incentive Plan

The Compensation Committee approved the payment of a bonus of $630,000 to Mr. Hutchens based on his incentive performance plan for 2010.  This bonus consisted of $290,000 FFO bonus and $290,000 Dividend bonus as provided in his employment agreement, plus an additional $50,000granted at the discretion of the Compensation Committee.  The Compensation

Committee also approved an incentive compensation plan for Mr. Hutchens for 2011.  Mr. Hutchens elected to accept the Cash Performance Incentive Plan of his employment agreement beginning in 2010, which provides an FFO Bonus based on the Company’s recurring FFO as defined in the Agreement and a Dividend Bonus based on the Company’s recurring dividends as defined in the Agreement.  For 2011, the potential FFO Bonus is $325,000, provided the recurring FFO goal of $2.86 is met and the minimum Dividend Bonus is $325,000, provided the recurring dividend goal of $2.46 is met.

Mr. Adams’ Consulting Agreement provides that he is entitled to the payment of a bonus equal to 65% of the bonus paid to Mr. Hutchens for 2010 and as a result, the Compensation Committee approved a bonus for Mr. Adams of $409,500 for 2010.

The Compensation Committee also approved the payment of bonuses for each of Mr. Hopkins and Ms. Gaines based upon the Company’s and their individual performance in 2010, and approved incentive compensation plans for each of Mr. Hopkins and Ms. Gaines for 2011.  Mr. Hopkins received a bonus for 2010 of $100,000.  Mr. Hopkins’ incentive plan for 2011 provides for a bonus potential of up to $100,000 based on achieving certain goals related to timing of SEC filings and successfully contributing to the achievement of recurring FFO and dividend payout amounts.  Ms. Gaines received a bonus for 2010 of $135,000.  Ms. Gaines’ incentive plan for 2011 provides for a bonus potential of up to $135,000 based on achieving goals related to new transactions, compliance analysis and contributing to the achievement of recurring FFO and dividend payout goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By: _/s/Roger Hopkins______________

Name: Roger Hopkins

Title: Principal Accounting Officer

Date: February 16, 2011